Exhibit 99.2
CONCHO RESOURCES INC. ANNOUNCES THAT PRESIDENT AND CHIEF OPERATING OFFICER, STEVEN L. BEAL,
PLANS TO RETIRE IN JUNE 2009
MIDLAND, Texas, January 28, 2009 (Business Wire) — Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today announced that its President and Chief Operating Officer, Steven L. Beal, has informed the Board of Directors that he intends to retire effective June 30, 2009. Mr. Beal plans to continue his association with the Company as a consultant and member of its Board of Directors upon his retirement.
Timothy A. Leach, Concho’s Chairman and Chief Executive Officer, commented, “Steve has been my friend and business partner for twenty years. I am happy that he will be able to spend more time with his family in the coming years and I am delighted that I will still be able to continue my business relationship with him as a Concho director and Company advisor. I continue to look forward to the Company’s bright future with Steve at my side. We do not intend to initiate a search for a replacement for Steve after his retirement. I have every confidence that the existing management team at Concho can maintain the business pace and trajectory we are on today.”
Mr. Beal commented, “I am grateful for the opportunity I have had to work alongside Tim and the entire Concho team as we have built this Company. While I will be stepping away from my day to day management responsibilities, I am excited about my continuing involvement as an advisor and director. I have great confidence in this Company, its management team and its employees and am excited about what the future holds for Concho. I will remain an enthusiastic and supportive shareholder.”
Forward-Looking Statements and Cautionary Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, prices and demand for oil and natural gas, availability of drilling equipment and personnel, availability of sufficient capital to execute our business plan, difficulties integrating Henry Petroleum’s properties and employees into our Company, our ability to replace reserves and efficiently develop and exploit our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission(“SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Concho Resources Inc.
Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and exploration of oil and natural gas properties. The Company’s conventional operations are primarily focused in the Permian Basin of Southeast New Mexico and West Texas. In addition, the Company is involved in a number of unconventional emerging resource plays. For more information, visit Concho’s website at www.conchoresources.com.
Contact:
Concho Resources Inc.
Jack Harper (432) 683-7443
Vice President — Capital Markets and Business Development